UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                 --------------
                                    FORM 8-K
                                 --------------


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


--------------------------------------------------------------------------------



        Date of report (Date of earliest event reported) - April 30, 2007

                              RF MONOLITHICS, INC.
               (Exact name of Registrant as Specified in Charter)


        Delaware                   0-24414                    75-1638027

(State of Incorporation)  (Commission File Number)          (IRS Employer
                                                          Identification No.)



                                 4441 Sigma Road
                               Dallas, Texas 75244



               (Address of Principal Executive Offices)(Zip Code)



       Registrant's telephone number, including Area Code - (972) 233-2903


                                 Not Applicable

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14D-2(b))

[ ] Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

         Approval of Additional Compensation for Named Executive Officer Joseph
E. Andrulis. On April 30, 2007, in connection with the appointment of Mr. Joseph
E. Andrulis as Senior Vice President and Group Manager, the Compensation Committee (the "Compensation Committee") of the board of directors of RF Monolithics, Inc. (the "Company") increased Mr. Andrulis' base salary from $150,000 to $170,000 and awarded Mr. Andrulis 10,000 restricted stock units under the Company's 2006 Equity Incentive Plan, which will vest in accordance under the Company's standard four-year vesting policy.

         Approval of Omnibus Incentive Plan of 2007 and Management Incentive Plan of 2007. On April 30, 2007 the Compensation Committee adopted the RF Monolithics Omnibus Incentive Plan of 2007 (the "2007 Omnibus Plan") and the RF Monolithics Management Incentive Plan of 2007 (the "2007 Management Plan" and, together with the 2007 Omnibus Plan, the "2007 Plans"). The 2007 Plans provide for the same performance-based incentives as the RF Monolithics Omnibus Cash Incentive Plan of 2005 (the "2005 Omnibus Plan") and the RF Monolithics Management Incentive Plan of 2005 (the "2005 Management Plan" and, together with the 2005 Omnibus Plan, the "2005 Plans"), except that the 2007 Plans also allow the Compensation Committee to grant equity incentives based on performance.

         Approval of Performance-Based Equity Incentives. Upon adoption of the 2007 Plans, the Compensation Committee approved revised performance targets and cash incentives for the third and fourth quarters of 2007 in amounts and using criteria consistent with past practice. Such incentives, to the extent earned, will be disclosed in the Company's proxy statement filed with the Commission in connection with its next annual meeting of stockholders. In addition, pursuant to the 2007 Plans, the Compensation Committee awarded 2,000 restricted stock units to each of Joseph E. Andrulis, Harley E Barnes III, James P. Farley, Robert M. Gemmell, Robert J. Kansy and Jon S. Prokop. Of such awards, 1,000 restricted units will vest if and to the extent that the Company achieves certain performance standards for its third fiscal quarter ending May 31, 2007 and 1,000 restricted stock units will vest if and to the extent that the Company achieves certain performance standards for its fourth fiscal quarter ending August 31, 2007. Mr. David M. Kirk, the Company's president and chief executive officer, was awarded 3,000 restricted stock units with the same vesting terms as those for the other executive officers named in the immediately preceding sentence.


Item 7.01 Regulation FD Disclosure.


         Appointment of Joseph E. Andrulis as Senior Vice President. On April 30, 2007, RF Monolithics, Inc. (the "Company") announced that Joseph E. Andrulis has been Senior Vice President and Group Manager effective April 30, 2007. Prior to his appointment, Mr. Andrulis served as the Company's Vice President of Marketing. A press release relating to Mr. Andrulis' appointment is furnished as
Exhibit 99.1 hereto.

Item 9.01 Exhibits.


               (c)   Exhibits.


                     Exhibit         Description
                     -------         -----------

                     99 Registrant's Press Release, dated May 1, 2007 announcing appointment of Joseph E. Andrulis as Senior Vice President and Group Manager.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    RF MONOLITHICS, INC.




                                    By:    /s/ David M. Kirk
                                         -------------------------------------
                                           David M. Kirk
                                           President and Chief Executive Officer




Date: May 1, 2007

                                  EXHIBIT INDEX


Exhibit         Description
------          -----------

99 Registrant's Press Release, dated May 1, 2007 announcing appointment of Joseph E. Andrulis as Senior Vice President and Group Manager.